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                                                                    EXHIBIT 11.1


               Net Income Per Share

               MELITA INTERNATIONAL CORPORATION
               COMPUTATION OF NET INCOME PER SHARE

                 (in thousands, except per share data)

                                                  1997     1996     1995
                                                  ----     ----     ----
BASIC
Weighted average common shares
  outstanding                                    8,000    8,000     8,000
Effect of the combination                        3,143    3,143     3,143
Effect of the issuance of shares in
  the IPO                                        2,395       --        --
Dilutive effect of common equivalent
  shares                                            --       --        --
Effect of shareholder distribution                 294      945       945
Weighted average common
  equivalent shares outstanding                 13,832   12,088    12,088
                                                ======   ======    ======
Net income after income tax                     10,529    7,609     4,749
Earnings per share                                0.76     0.63      0.39
                                                ======   ======    ======
Pro forma net income                             7,610    4,782     2,955
Pro forma earnings per share                      0.55     0.40      0.24
                                                ======   ======    ======

FULLY DILUTED
Weighted average common shares
  outstanding                                    8,000    8,000     8,000
Effect of the combination                        3,143    3,143     3,143
Effect of the issuance of shares in
  the IPO                                        2,395       --        --
Dilutive effect of common equivalent
  shares                                           554      275       250
Effect of shareholder distribution                 294      945       945
Weighted average common
  equivalent shares outstanding                 14,386   12,363    12,338
                                                ======   ======    ======
Net income after income tax                     10,529    7,609     4,749
Earnings per share                                0.73     0.62      0.38
                                                ======   ======    ======
Pro forma net income                             7,610    4,782     2,955
Pro forma earnings per share                      0.53     0.39      0.24
                                                ======   ======    ======

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